EXHIBIT 10.2

             MODIFICATION OF LOAN AND CONVERTIBLE DEBENTURE PURCHASE
                  AGREEMENTS AND RELATED TRANSACTION DOCUMENTS

     THIS MODIFICATION OF LOAN AND CONVERTIBLE DEBENTURE PURCHASE AGREEMENTS AND RELATED TRANSACTION DOCUMENTS (this "Agreement"), is made and entered into as of November 14, 2002 between Scores Holding Company, Inc., a corporation organized and existing under the laws of the State of Utah (the "Company"), HEM Mutual Assurance Fund Limited, a Hong Kong corporation ("HEM I") and HEM Mutual Assurance Fund Limited, LLC, a limited liability company ("HEM II") and Kaplan Gottbetter & Levenson, LLP ("Escrow Agent").

     WHEREAS, the Company and HEM I entered into a Loan Agreement dated as of August 7, 2002 (the "Loan Agreement"), pursuant to which HEM I lent to the Company the sum of one million dollars ($1,000,000), which loan is evidenced by a promissory note dated as of August 7, 2002 (the "Promissory Note").

     WHEREAS, Heir Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware ("Heir"), and a wholly owned subsidiary of the Company, entered into a Convertible Debenture Purchase Agreement under Rule 504 under the Securities Act of 1933 (the "504 Purchase Agreement"), pursuant to which HEM I purchased the Company's 1% Convertible Debenture in the principal amount of one million dollars ($1,000,000) (the "504 Debenture"). The Company has assumed all of Heir's obligations and liabilities under the 504 Purchase Agreement and the 504 Debenture, and for all purposes of this Agreement the Company is considered to be the primary obligor on the 504 Purchase Agreement and the 504 Debenture.

     WHEREAS; the Company and HEM II entered into a Convertible Debenture Purchase Agreement dated as of August 7, 2002 involving a "PIPE" investment (the "PIPE Purchase Agreement"), pursuant to which, among other things, the Company agreed to issue a 1% Convertible Debenture (the "PIPE Debenture") to HEM II at a closing that would occur after certain conditions were met or satisfied.

     WHEREAS, pursuant to the PIPE Purchase Agreement the Company issued a Common Stock Purchase Warrant for five hundred thousand (500,000) shares of the Company's common stock (the "Termination Warrant"), in the name of HEM II and delivered it to Kaplan Gottbetter & Levenson (the "Escrow Agent"), to be held in escrow, pursuant to the terms of an Escrow Agreement dated as of August 7, 2002, among HEM II, the Company and the Escrow Agent (the "Escrow Agreement").

     WHEREAS, pursuant to the PIPE Purchase Agreement the Company and HEM II executed a Special Registration Rights Agreement (the "Registration Rights Agreement"), dated as of August 7, 2002, and delivered it to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement. The
Registration Rights Agreement grants certain piggyback registration rights to HEM II.


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

     WHEREAS, the Company, HEM I, HEM II and Escrow Agent desire to modify the terms of the Loan Agreement, Promissory Note, 504 Purchase Agreement, 504 Debenture and the PIPE Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company , HEM I, HEM II and Escrow Agent agree as follows:

     1. Certain Definitions. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the 504 Purchase Agreement and the PIPE Purchase Agreement, as the context requires.

     2. Prepayment of Promissory Note and 504 Debenture. The Company and HEM I warrant and represent that the outstanding principal balance of the Promissory Note is one million dollars ($1,000,000) and the outstanding principal balance of the 504 Debenture is eight hundred thirty thousand dollars ($830,000). The balance of the 504 Debenture is determined after taking Section 8 below into account. Notwithstanding anything to the contrary set forth in the Promissory
          Note or the 504 Debenture, the Company shall prepay the Promissory Note and the 504 Debenture, making payment in the manner provided therein, as follows:

          (a) a payment in the amount of four hundred seventy thousand dollars ($470,000), shall be due and payable on November 15, 2002;

          (b) a payment in the amount of five hundred thousand dollars ($500,000), shall be due and payable on December 15, 2002;

          (c) a payment in the amount of five hundred thousand dollars ($500,000), shall be due and payable on February 15, 2003;

          (d) a payment in the amount of five hundred thousand dollars ($500,000), shall be due and payable on March 15, 2003; and

          (e)  a  payment  in  the  amount  of  five  hundred  thousand  dollars
               ($500,000),   shall  be  due  and  payable  on  March  31,  2003,
               (collectively, the payments due under this section 2 are the "Mandatory Prepayments").

          If each of the Mandatory Prepayments are paid when due, the Company will have paid and HEM I will have received a premium equal to approximately thirty-five percent (35%) of the outstanding principal amounts of the Promissory Note and 504 Debenture at the time of each such Mandatory Prepayment. The Mandatory Prepayments will be made in lieu of the redemption premium of forty percent (40%) of the outstanding principal amount of the 504 Debenture set forth in section 5 of the 504 Debenture. The Mandatory Prepayments shall be applied against the Promissory Note and the 504 Debenture and shall leave the remaining unpaid principal balances thereon in the manner and the amounts described in Schedule 1 attached hereto.


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

     3. Notation on Promissory Note and 504 Debenture. The original executed copy of each of the Promissory Note and the 504 Debenture shall be endorsed with a legend on the face thereof which states as follows:
          "The terms of payment of this instrument have been modified by an Agreement dated [the date of this Agreement], a copy of which is annexed to this instrument. Any assignee or transferee of this instrument takes it subject to the terms of said Agreement."

     4. Grace Period. The Company shall have a grace period of five (5) business days following the due date of each of the Mandatory Prepayments before it shall be in default of its obligations under the Promissory Note, the 504 Debenture or this Agreement..

     5. Default. In the event of a default in the payment of any of the Mandatory Prepayments, the Promissory Note and the 504 Debenture shall both be in default and an Event of Default will be deemed to have occurred thereunder, entitling the holders thereof to exercise any and all remedies available to them in the event of such default or Event of Default.

     6. Termination Warrant and Registration Rights Agreement. Notwithstanding anything to the contrary set forth in the PIPE Purchase Agreement, the Company consents and agrees to the delivery of the Termination Warrant and Registration Rights Agreement (granting certain piggyback registration rights to HEM II) by the Escrow Agent to HEM II. HEM II acknowledges receipt of the Termination Warrant and Registration Rights Agreement. Upon delivery to HEM II, the Termination Warrant and Registration Rights Agreement shall be in full force and effect in accordance with their terms and conditions. Simultaneously with the execution of this Agreement and delivery of the Termination Warrant to HEM II, HEM II shall exercise the Termination Warrant. The exercise price for the Termination Warrant shall be delivered to the Company, and five (5) certificates in denominations of one hundred thousand (100,000) shares each, representing the shares underlying the Termination Warrant (the "Warrant Shares"), shall be delivered to the Escrow Agent. The certificates for the Warrant Shares shall be held in escrow subject to all of the terms and conditions of the Escrow Agreement. The Escrow Agent shall release and deliver the certificates for the Warrant Shares to HEM II in five (5) equal distributions of one hundred thousand (100,000) shares each for five consecutive months, commencing on the date occurring one (1) year after the exercise of the Termination Warrant and on the same date of the following four (4) months.

     7. Delivery of Certain Shares Into Escrow. HEM I warrants and represents that it is the registered owner of two hundred forty one thousand (241,000) shares of common stock of the Company (the "HEM I Shares") and that the HEM I Shares are held in an account for HEM I at CIBC. Promptly after the execution of this Agreement, HEM I shall instruct CIBC to obtain a certificate evidencing the HEM I Shares and to deliver such certificate, along with a medallion guaranteed executed stock power executed by HEM I, to the Escrow Agent. HEM I, the Company and the Escrow Agent agree that upon receipt thereof the Escrow Agent shall hold the certificate for the HEM I Shares in escrow until June 30, 2003 (the "Release Date"). On the Release Date, the Escrow Agent


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
          shall deliver and release to HEM I the certificate for the HEM I Shares, unless the Company shall have exercised the purchase option described in the next sentence of this paragraph. During the thirty
          (30) day period prior to the Release Date, the Company may elect, by giving written notice to HEM I and the Escrow Agent, to purchase any amount of the HEM I Shares at a price equal to seventy percent (70%) of the average Per Share Market Value for the Hem I Shares during the five (5) days preceding the Release Date. For this purpose, "Per Share Market Value" shall have the meaning set forth in section 1.1 of the 504 Debenture. In the event of this election, the Company shall deliver the purchase price for the HEM I Shares in good funds to the Escrow Agent within five (5) days of the Release Date. The Escrow Agent shall then deliver the certificate for the HEM I Shares and the stock power to the Company and the purchase price for the HEM I Shares to HEM I. The election shall be void if the purchase price in good funds is not delivered to the Escrow Agent within such five (5) day period. The certificate for the Hem I Shares shall be held in escrow subject to all of the terms and conditions of the Escrow Agreement.

     8. Recent Conversion of 504 Debenture. HEM I sent a notice of conversion of the 504 Debenture in the principal amount of seventy five thousand dollars ($75,000) dated October 23, 2002, pursuant to which HEM I received 736,845 shares of the Company's common stock (the "Conversion Shares"). HEM I warrants and represents that it has sold 190,000 of the Conversion Shares (the "Sold Conversion Shares") and as of the date hereof holds 546,845 of the Conversion Shares (the "Remaining Conversion Shares"). The Company and HEM I shall treat such conversion as being rescinded as follows: (a) the principal balance of the 504 Debenture shall be deemed to be eight hundred thirty thousand dollars ($830,000) for all purposes of this Agreement, which principal balance includes adding back fifty-five thousand dollars ($55,000) of the principal amount set forth in such notice of conversion, (b) HEM I shall deliver the certificate for the Remaining Conversion Shares to the Company for cancellation or to be held as treasury shares, in the discretion of the Company, and (c) HEM I shall retain all of the proceeds of sale of the Sold Conversion Shares, free from all claims of the Company.

     9. Termination of PIPE Purchase Agreement and PIPE Debenture. Except as specifically provided herein with respect to the Termination Warrant, Registration Rights Agreement and the Escrow Agreement, all of the rights, obligations and liabilities of HEM II and the Company under the PIPE Purchase Agreement, the PIPE Debenture and all other agreements defined in the PIPE Purchase Agreement as "Transaction


          Documents" are hereby released and discharged without any further performance or consideration required by HEM II or the Company. The PIPE Purchase Agreement, the PIPE Debenture and the Transaction Documents shall be of no further force or effect.

     10. No Conversions by HEM I. HEM I shall not exercise its right to convert any amount of the 504 Debenture into shares of the Company's common stock, provided that the Company is not in default and that no Event of Default has occurred under this Agreement, the 504 Purchase Agreement, the 504 Debenture, the Loan Agreement or the Promissory Note.

     11. Right of First Refusal. During the one (1) year period commencing with the date of this Agreement, HEM II shall have the right of first refusal in the event that the Company proposes to license the Scores and related trademarks to any entity for use in an establishment in Japan. The Company shall give notice (the "Offering Notice") of any such proposed use to HEM II prior to granting any such license rights, which notice shall set forth all of the terms and conditions of the proposed license. HEM II shall have thirty (30) days after receipt of such notice to elect, by notice given to the Company, to license the

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

          use of the Scores and related trademarks from the Company upon all of the terms and conditions set forth in the Offering Notice. If HEM II makes such election, HEM II and the Company shall promptly enter into a license agreement that includes all of the terms and conditions set forth in the Offering Notice.

     12. General. Except as herein specifically provided to the contrary, the 504 Purchase Agreement, the 504 Debenture, the Loan Agreement and the Promissory Note shall remain in full force and effect in accordance with their terms.

                         [Signatures on following page]






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


     In witness whereof, the undersigned have executed this Agreement as of the day first written above.

Scores Holding Company, Inc.


By:  /s/Richard Goldring
     ---------------------------------------
Name:  Richard Goldring
Title:    President



Hem Mutual Assurance Fund Limited

By:  /s/Pierce Loughran
     -------------------------------
Name:  Pierce Loughran
Title:    Director



Hem Mutual Assurance, LLC

By:  /s/James A. Loughran
     ----------------------------------------
Name:  James A. Loughran
Title:    Manager



Kaplan Gottbetter & Levenson, LLP

By:  /s/Adam S. Gottbetter
     -------------------------------
Name:  Adam S. Gottbetter
Title:    Partner




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



                                   Schedule 1


               Schedule of Application of Mandatory Prepayments to
                        Promissory Note and 504 Debenture

Date of                  Amount of         Reduction of       Interest and        Reduction of        Interest and
Prepayment               Prepayment        Promissory         Redemption          504 Debenture       Redemption
----------               ----------        Note Principal     Premium on          Principal           Premium on
                                           --------------     Promissory          -------------       504 Debenture
                                                              Note                                    -------------
                                                              -------------
Nov. 15, 2002          $  470,000          $  200,000          $   70,000          $  150,000          $   50,000

Dec.15, 2002           $  500,000          $  200,000          $   70,000          $  170,000          $   60,000

Feb. 15, 2003          $  500,000          $  200,000          $   70,000          $  170,000          $   60,000

Mar.15, 2003           $  500,000          $  200,000          $   70,000          $  170,000          $   60,000

Mar. 31, 2003          $  500,000          $  200,000          $   70,000          $  170,000          $   60,000
                       ----------          ----------          ----------          ----------          ----------

Totals                 $2,470,000          $1,000,000          $  350,000          $  830,000          $  290,000





      Schedule of Outstanding Balances of Promissory Note and 504 Debenture
                       Following Each Mandatory Prepayment

Date of Prepayment         Balance of Promissory Note         Balance of 504 Debenture
------------------         After Prepayment                            After Prepayment
                           --------------------------         ------------------------
Nov. 15, 2002              $800,000                           $680,000

Dec 15, 2002               $600,000                           $510,000

Feb 15, 2003               $400,000                           $340,000

Mar. 15, 2003              $200,000                           $170,000

Mar. 31, 2003              $0                                 $0




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